EXHIBIT 23 (a)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Total Tel USA Communications, Inc. on Form S-8 of our report dated April 27, l995, appearing in the Annual Report on Form 10-K of Total Tel USA Communications, Inc. for the year ended January 31, l995, and to the reference to us under the heading " Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche, LLP
--------------------------
Parsippany, New Jersey
November 9, l995